Texas Tower, 845 Texas Avenue, Suite 4700 Houston, TX 77002 Tel +1.713.758.2222 Fax +1.713.758.2346 velaw.com Vinson & Elkins LLP Attorneys at Law Austin Brussels Dallas Denver Dubai Dublin Houston London Los Angeles New York Richmond San Francisco Tokyo Washington August 10, 2026 Granite Ridge Resources, Inc. 5217 McKinney Avenue, Suite 400 Dallas, Texas 75205 Ladies and Gentlemen: We have acted as counsel for Granite Ridge Resources, Inc., a Texas corporation (the “Company”), as successor to Granite Ridge Resources, Inc., a Delaware corporation (the “Delaware Corporation”), with respect to the preparation of Post-Effective Amendment No. 4 (the “Amendment”) to the Registration Statement on Form S-1 on Form S-3 (File No. 333-268478), originally filed on Form S-1 with the U.S. Securities and Exchange Commission (the “Commission”) on November 18, 2022 and subsequently amended, including by Post-Effective Amendment No. 2 to Form S-1 on Form S-3 filed with the Commission on March 11, 2024 and Post-Effective Amendment No. 3 to Form S-1 on Form S-3 filed with the Commission on December 20, 2024 (as amended, the “Registration Statement”), which Amendment is to be filed with the Commission on or about the date hereof in connection with the registration by the Company under the Securities Act of 1933, as amended (the “Securities Act”), relating to the offer and sale, from time to time, by certain of the selling stockholders named in the Registration Statement (the “Selling Stockholders”), a supplement to the Prospectus (as defined below), a post- effective amendment thereto or a document incorporated by reference therein and their permitted transferees of an aggregate of up to 80,463,550 shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”) (the shares sold by the Selling Stockholders, the “Securities”). On August 5, 2026, the Company changed its state of incorporation from the State of Delaware to the State of Texas (the “Reincorporation”) pursuant to a plan of conversion (the “Plan of Conversion”). As part of the Reincorporation, each share of common stock, par value $0.0001 per share, of the Delaware Corporation that was outstanding immediately prior to the Reincorporation converted into one share of Common Stock. The Securities consist of Common Stock issued to the Selling Stockholders (as applicable to each): (i) in accordance with the terms of, and transactions contemplated by, that certain Business Combination Agreement, dated as of May 16, 2022 (the “Business Combination Agreement”), by and among the Company, Executive Network Partnering Corporation, a Delaware corporation, ENPC Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company, GREP Merger Sub, LLC, a Delaware limited liability company and a wholly-owned subsidiary of the Company, and GREP Holdings, LLC, a Delaware limited liability company (“GREP”); Exhibit 5.1

Granite Ridge Resources, Inc. August 10, 2026 Page 2 (ii) in accordance with the terms of that certain Registration Rights and Lock-Up Agreement, dated as of October 24, 2022, among the Company, ENPC Holdings, LLC, a Delaware limited liability company, ENPC Holdings II, LLC, a Delaware limited liability company, Richard Boyce, Michael M. Calbert, Gisel Ruiz and the members of GREP as identified therein, with respect to the shares of the Common Stock issued as consideration under the Business Combination Agreement; (iii) in accordance with the completion on June 22, 2023 of the offer to holders of the Company’s warrants to purchase Common Stock at an exercise price of $11.50 per share (the “Warrants” and such holders, the “Warrant Holders”) which provided Warrant Holders the opportunity to receive 0.25 shares of the Company’s common stock in exchange for each Warrant tendered by such Warrant Holder (the “Offer”); and (iv) in accordance with Amendment No. 2 to Warrant Agreement, dated June 20, 2023, by and between the Company and Continental Stock Transfer & Trust Company, which permitted the Company to require that each Warrant that is outstanding upon the closing of the Offer be exchanged for 0.225 shares of Common Stock. The Securities may be offered from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act as set forth in the Registration Statement, any amendment thereto, the prospectus contained in the Registration Statement (the “Prospectus”) and one or more supplements to the Prospectus. In connection with the opinions expressed herein, we have examined, among other things, (i) the certificate of formation and the bylaws of the Company, (ii) the Plan of Conversion, (iii) the Registration Statement, the Amendment and the Prospectus, (iv) certain resolutions adopted by the board of directors of each of the Delaware Corporation and the Company and the records of corporate proceedings that have occurred prior to the date hereof with respect to the Registration Statement and (v) such other corporate records of the Company as we have deemed necessary or appropriate for purposes of the opinions hereafter expressed. In addition, we have reviewed such questions of law as we have deemed necessary or appropriate. As to matters of fact relevant to the opinions expressed herein, and as to factual matters arising in connection with our examination of corporate documents, records and other documents and writings, we have relied upon certificates and other communications of corporate officers of the Company, without further investigation as to the facts set forth therein. In connection with rendering the opinions set forth below, we have assumed without verification that (i) all information contained in all documents reviewed by us is true, correct and complete, (ii) all signatures on all documents examined by us are genuine, (iii) all documents submitted to us as originals are true and complete, (iv) all documents submitted to us as copies are true and complete copies of the originals thereof, (v) all persons executing and delivering the documents we examined were competent to execute and deliver such documents, (vi) the Registration Statement is, and any amendments thereto

Granite Ridge Resources, Inc. August 10, 2026 Page 3 (including post-effective amendments) will have become, effective and such effectiveness shall not have been terminated or rescinded, (vii) all Securities will be sold in compliance with applicable federal and state securities laws and in the manner specified in the Prospectus, any applicable prospectus supplement and the Registration Statement and (viii) the Prospectus identifying the selling stockholders will be delivered to any purchaser of the Securities as required in accordance with applicable federal and state securities laws. Based on the foregoing, and subject to the assumptions, qualifications, limitations, and exceptions set forth herein, we are of the opinion that the shares of Common Stock have been duly authorized and are validly issued, fully paid and nonassessable under the Texas Business Organizations Code (the “TBOC”). We express no opinions concerning the enforceability of indemnification provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws. Our opinions herein are limited in all respects to the TBOC (including the applicable provisions of the Texas Constitution and the reported judicial decisions interpreting these laws), and the federal laws of the United States of America, and we are expressing no opinion as to the effect of the laws of any other jurisdiction, domestic or foreign. We express no opinion as to any matter other than as set forth herein, and no opinion may be inferred or implied herefrom. Our opinion is given as of the date hereof, and we undertake no, and hereby disclaim any, obligation to advise you of any change in any matter set forth herein. We hereby consent to the filing of this opinion as an exhibit to the Amendment and to the use of our name under the caption “Legal Matters” in the Prospectus forming a part of the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder. Very truly yours, /s/ Vinson & Elkins LLP